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                                                                    Exhibit 23.1


(MCGLADREY & PULLEN LOGO)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Community Bancorp on Form S-1 (No. 333-119395) of our report, dated February 19, 2004, except for
Note 18 as to which the date is September 27, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

                                    McGLADREY & PULLEN, LLP


Las Vegas, Nevada
November 23, 2004





McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.